Exhibit 99.4

            UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA

     The following unaudited consolidated condensed pro forma statement of operations combines the historical statement of operations of us and DPS for the three months ended March 31, 1999 and us, Value Health, Inc., Managed Prescription Network, Inc., together comprising the business known as ValueRx, and DPS for the year ended December 31, 1998. On April 1, 1998, we consummated the acquisition of ValueRx. Therefore, the financial information of ValueRx is included in our consolidated statement of operations subsequent to April 1, 1998. The unaudited consolidated condensed pro forma statement of operations for the three months ended March 31, 1999 has been prepared to reflect the acquisition of DPS and the related financing as if these events had occurred on January 1, 1999. The unaudited consolidated condensed pro forma statement of operations for the year ended December 31, 1998 has been prepared to reflect the acquisitions of ValueRx and DPS and the related financings as if these events had occurred on January 1, 1998. Any cost savings we may realize in connection with the integration of ValueRx or DPS are not reflected in the pro forma presentation.

     The following unaudited consolidated condensed pro forma balance sheet combines the historical consolidated balance sheet of us and DPS as of March 31, 1999. The unaudited consolidated condensed pro forma balance sheet has been prepared to reflect the acquisition of DPS and the related financing as if these events had occurred on March 31, 1999.

     The detailed assumptions used to prepare the unaudited consolidated condensed pro forma financial data are contained in the notes to the unaudited consolidated condensed pro forma financial data. The unaudited consolidated condensed pro forma financial data reflects the use of the purchase method of accounting for the acquisitions of ValueRx and DPS. Under the purchase method of accounting, the basis of accounting for the acquired assets and liabilities is based upon their fair values at the date of acquisition.

     The pro forma adjustments represent our preliminary determination based upon available information and assumptions which we consider reasonable under the circumstances. The unaudited consolidated condensed pro forma data is not necessarily indicative of our future results of operations or the results of operations as they might have been had the acquisitions and the related financings been effective on the first day of the period presented. The unaudited consolidated condensed pro forma financial data should be read in conjunction with our separate historical consolidated financial statements and notes included in our Annual Report on Form 10-K for the year ended December 31, 1998 (filed March 30, 1999), the separate historical consolidated financial statements and notes of ValueRx included in our Current Report on Form 8-K/A (filed June 12, 1998), the separate unaudited combined condensed financial statements and notes for ValueRx for the three months ended March 31, 1998 included in our amended Registration Statement on Form S-3 (dated June 11,
1999), the separate historical financial statements and notes of DPS for the year ended December 31, 1998 included in Exhibit 99.3 of this current Registration Form 8-K/A, and the separate unaudited consolidated financial statements and notes for DPS for the three months ended March 31, 1999 included in Exhibit 99.2 of this current Report on Form 8-K/A.

     When reading the historical consolidated financial statements of us and DPS, a notable difference exists with respect to the revenue recognition for each of the companies. A substantial portion of our net revenues include administrative fees, dispensing fees and the drug ingredient costs, as most clients use one of our pharmacy networks. Where we only administer the contracts between our clients and our clients' retail pharmacy networks, we record as net revenues only the administrative fees we receive from our activities. DPS's net revenues include its administrative fee from the activity of processing the claim irrespective of a member utilizing a retail pharmacy included in one of DPS's networks or its clients' network. The fundamental difference in the revenue recognition is that DPS does not include the associated drug ingredient costs in its net revenues as it does not have any liability to reimburse the retail pharmacy included in its network unless DPS receives payment from its client.

                              EXPRESS SCRIPTS, INC.

       UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 1999
                                                                            DPS
                                             EXPRESS                     PRO FORMA       CONSOLIDATED
                                             SCRIPTS         DPS        ADJUSTMENTS        PRO FORMA
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net revenues...................           $ 899,087       $65,366(2)     $     --          $ 964,453
Cost and expenses:
  Cost of revenues.............             823,647(1)         --              --            823,647
  Selling, general and administrative..      46,440(1)     57,409         (10,401)(3)         90,578
                                                                           (1,890)(4)
                                                                             (980)(5)
                                          ---------       -------        ------------      ---------
                                            870,087        57,409         (13,271)           914,225
                                          ---------       -------        ------------      ---------
Operating income...............              29,000         7,957          13,271             50,228
Other income (expense).........                  --           433             359 (6)            792
Interest income................               1,393            --            (541)(7)            852
Interest expense...............              (6,222)           --         (17,134)(8)        (23,356)
                                          ----------      -------        ------------      ----------
Income (loss) before income taxes......      24,171         8,390          (4,045)            28,516
Provision (benefit) for income taxes...      10,628         3,096          (1,618)(9)         12,106
                                          ----------      -------        ------------      ----------
Net income.....................           $  13,543       $ 5,294        $ (2,427)         $  16,410
                                          ==========                                       ==========
Basic earnings per share.......           $    0.41                                       $     0.49
                                          ==========                                       ==========
Diluted earnings per share.....           $    0.40                                       $     0.48
                                          ==========                                       ==========
Weighted average number of common shares
  outstanding during the period-Basic
  EPS............................            33,211                                           33,211
                                         ==========                                       ===========

Weighted average number of common shares
  outstanding during the period-Diluted
  EPS............................            34,154                                           34,154
                                          ==========                                      ===========
__________

     (1) Cost of revenues and selling, general and administrative expense include $2,265 and $6,222 of depreciation and amortization, respectively, for us during the first quarter of 1999. The pro forma consolidated cost of revenues and selling, general and administrative expense include $2,265 and $16,232 of depreciation and amortization, respectively.

     (2) Net revenues for DPS include revenues from SmithKline Beecham. Subsequent to our acquisition of DPS, revenues are anticipated to be consistent with historical revenues as DPS's existing contract with SmithKline Beecham remains in place.

     (3) Adjustment reflects the elimination of management fees paid to United HealthCare of $10,401 which under the DPS purchase agreement is to be reimbursed to us by SmithKline Beecham.

     (4) Adjustment reflects the net decrease in the first quarter of 1999 of depreciation and amortization expense to $260 from $2,150 recorded by DPS resulting from the allocation of the purchase price to the assets acquired at their fair market value and to conform estimated and useful lives. Furniture, equipment and internal use software are being depreciated by us using the straight-line method over estimated useful lives of 5 to 8 years.

     (5) Adjustment reflects the net decrease in the first quarter of 1999 of amortization expense for goodwill and other intangible assets. DPS's goodwill and other intangible assets amortization expense of $10,730 has been reversed, and our goodwill and other intangible assets, consisting of customer contracts, amortization of $9,750 has been included. Goodwill is being amortized using the straight-line method over the estimated useful life of 30 years. We have preliminarily assigned an estimated fair value to other intangible assets and are amortizing them using the straight-line method over the estimated useful lives of 1 to 20 years. We anticipate spending an estimated $10 million to $20 million in non-recurring costs during the first twelve months subsequent to our acquisition of DPS relating to the integration of DPS's operations. These non-recurring costs have not been reflected in the unaudited consolidated condensed pro forma statement of operations.

     (6) Adjustment reflects the elimination of DPS's $359 equity loss in its joint venture. SmithKline Beecham retained the equity interest in the joint venture.

     (7) Adjustment reflects the decrease in interest income resulting from expending $48,081 of cash to consummate the acquisition of DPS. The adjustment was calculated using a current interest rate of 4.5% earned by us on our cash balances.

     (8) Adjustment reflects the following:

     - the elimination of $5,508 in actual interest expense, exclusive of the impact of our hedge on variable rate interest, incurred during the first quarter of 1999 on $360,000 of debt outstanding under our $440,000 credit facility, which has been replaced with the $1,050,000 credit facility

     - the addition of $21,677 in interest expense from borrowings of $890,000 under the $1,050,000 credit facility and $150,000 under the senior subordinated bridge credit facility, assuming interest rates on the $1,050,000 credit facility of 7.67% for the revolving facility and the Term A facility and 8.42% for the Term B facility, and a rate of 9.97% on the senior subordinated bridge credit facility, based on the actual rates incurred by us at consummation of the $1,050,000 credit facility and $150,000 senior subordinated bridge facility

     - the addition of $921 in deferred financing fees amortization and $44 in annual administrative fees; these deferred financing fees are being amortized using the straight-line method over 6 to 8 years, which represents the maturity of the term loans under the $1,050,000 credit facility

     (9) Adjustment reflects the tax effect of the pro forma adjustments at the combined federal and state statutory rate of 40%.


                                                          YEAR ENDED DECEMBER 31, 1998
                                                                     VALUERX                          DPS
                             EXPRESS                        PRO FORMA    VALUERX                   PRO FORMA         PRO FORMA
                          SCRIPTS, INC.      VALUERX(1)    ADJUSTMENTS   PRO FORMA       DPS      ADJUSTMENTS      CONSOLIDATED
 Net revenues...........   $2,824,872      $ 409,928      $    --      $3,234,800   $   214,849(7)  $     --         $3,449,649
 Cost and expenses:
  Cost of revenues......    2,584,997(2)     375,295           --       2,960,292           548           --          2,960,840
  Selling, general and
    administrative......      148,990(2)      27,628       (3,606)(3)     173,012       234,477      (33,837)(8)        337,141
                                                                                                      (1,688)(9)
                                                                                                     (34,823)(10)
  Corporate
    restructuring.......        1,651             --           --           1,651            --                           1,651
  Write down of
    assets..............           --             --           --              --     1,092,184           --          1,092,184
                           ----------       --------      --------     ----------   -----------                     -----------
                            2,735,638        402,923       (3,606)      3,134,955     1,327,209      (70,348)         4,391,816
                           ----------       --------      --------     ----------   -----------      --------       -----------
 Operating income
  (loss)................       89,234          7,005        3,606          99,845    (1,112,360)      70,348           (942,167)
 Other income (net).....           --             --           --              --         1,308        1,924(11)          3,232
 Interest income........        7,236             56       (1,261)(4)       6,031            --       (2,164)(12)         3,867
 Interest expense.......      (20,230)            --       (7,007)(5)     (27,237)           --      (65,282)(13)       (92,519)
                           ----------       --------      --------      ---------   -----------      --------       -----------
 Income (loss) before
  income taxes..........       76,240          7,061       (4,662)         78,639    (1,111,052)       4,826         (1,027,587)
 Provision (benefit) for
  income taxes..........       33,566          3,665       (1,865)(6)      35,366      (388,825)       1,930(14)       (351,529)
                           ----------      ---------      --------     ----------    -----------     --------       -----------
 Net income (loss)......   $   42,674      $   3,396      $(2,797)     $   43,273   $  (722,227)    $  2,896         $ (676,058)(15)
                           ==========      =========      ========     ==========    ===========     ========       ===========
 Basic earnings per
  share.................   $     1.29                                                                                $   (20.42)
                           ==========                                                                               ===========
 Diluted earnings per
  share.................   $     1.27                                                                                $   (20.06)
                           ==========                                                                               ===========
 Weighted average number
  of common shares
  outstanding during the
  period -- Basic.......       33,105                                                                                    33,105
                           ==========                                                                                ==========
 Weighted average number
  of common shares
  outstanding during the
  period -- Diluted.....       33,698                                                                                    33,698
                           ==========                                                                                 =========
__________

     (1)  These  historical   amounts  represent  the  unaudited   statement  of
operations of ValueRx from January 1, 1998 through March 31, 1998.

     (2) Cost of revenues and selling, general and administrative expense include $7,559 and $18,874 of depreciation and amortization, respectively, for us in 1998. The pro forma consolidated cost of revenues and selling, general and administrative expense include $7,559 and $67,709 of depreciation and amortization, respectively.

     (3) Adjustment reflects the net decrease in depreciation and amortization of property and equipment and intangible assets, including goodwill resulting from our allocation of the ValueRx purchase price and conforming estimated useful lives. ValueRx depreciation and amortization expense of $8,811 has been eliminated and $5,205 has been added based on the fair value of property and equipment, goodwill, and other intangible assets. The fair value of property and equipment ($33,756) is being depreciated using the straight-line method over 3 to 20 years. Goodwill ($289,863) and other intangible assets, consisting of non-compete agreements ($9,130) and customer contracts ($48,523), are being amortized using the straight-line method over 30 years and 2 to 20 years, respectively.

     (4) Adjustment reflects the decrease in interest income resulting from our expending $100,908 of our short-term investments and cash equivalents to consummate the acquisition of ValueRx. The adjustment was calculated using the average interest rate (5.0%) earned by us on our investments during the quarter prior to the ValueRx acquisition.

     (5) Adjustment records the additional net interest expense and the amortization of the deferred financing fees during the first quarter of 1998 associated with the $440,000 credit facility utilized for the acquisition of ValueRx. The additional interest expense was determined assuming an average borrowing rate of 7.13% on the $360,000 borrowed under the $440,000 credit facility incurred to consummate the acquisition.

     (6) Adjustment reflects the tax effect of the pro forma adjustments at the combined federal and state statutory rate of 40%.

     (7) Net revenues for DPS include revenues from SmithKline Beecham. Subsequent to our acquisition of DPS, revenues are anticipated to be consistent with historical revenues as DPS's existing contract with SmithKline Beecham remains in place.

     (8) Adjustment reflects the elimination of management fees paid to United HealthCare of $33,837, which under the DPS purchase agreement is to be reimbursed to us by SmithKline Beecham.

     (9) Adjustment reflects the net decrease in the 1998 depreciation and amortization expense to $4,695 from $6,383 recorded by DPS resulting from the allocation of the purchase price to the assets acquired at their fair market value and to conform estimated and useful lives. Furniture, equipment and internal use software are being depreciated by us using the straight-line method over estimated useful lives of 5 to 8 years.

     (10) Adjustment reflects the net decrease in the 1998 amortization expense for goodwill and other intangible assets. DPS's goodwill and other intangible assets amortization expense of $73,758 has been reversed, and our goodwill and other intangible assets, consisting of customer contracts, amortization of $38,935 has been included. Goodwill is being amortized using the straight-line method over the estimated useful life of 30 years. We have preliminarily assigned an estimated fair value to other intangible assets and are amortizing them using the straight-line method over the estimated useful lives of 1 to 20 years. We anticipate spending an estimated $10 million to $20 million in non-recurring costs during the first twelve months subsequent to our acquisition of DPS relating to the integration of DPS's operations. These non-recurring costs have not been reflected in the unaudited consolidated condensed pro forma statement of operations.

     (11) Adjustment reflects the elimination of DPS's $1,924 equity loss in its joint venture. SmithKline Beecham retained the equity interest in the joint venture.

     (12) Adjustment reflects the decrease in interest income resulting from expending $48,081 of cash to consummate the acquisition of DPS. The adjustment was calculated using a current interest rate of 4.5% earned by us on our cash balances.

     (13) Adjustment reflects the following:

     - the elimination of $26,413 in actual interest expense, exclusive of the impact of our hedge on variable rate interest, incurred during fiscal 1998 on $360,000 of debt outstanding under our $440,000 credit facility, which has been replaced with the $1,050,000 credit facility

     - the addition of $87,832 in interest expense from borrowings of $890,000 under the $1,050,000 credit facility and $150,000 under the senior subordinated bridge credit facility, assuming interest rates on the $1,050,000 credit facility of 7.67% for the revolving facility and the Term A facility and 8.42% for the Term B facility, and an average rate of 10.72% on the senior subordinated bridge credit facility, based on the actual rates incurred by us at consummation of the $1,050,000 credit facility and $150,000 senior subordinated bridge facility. The interest rate on the senior subordinated bridge facility loan increases 0.5% every quarter starting at 9.97% and increasing to 11.47%

     - the addition of $3,688 in deferred financing fees amortization and $175 in annual administrative fees; these deferred financing fees are being amortized using the straight-line method over 6 to 8 years, which represents the maturity of the term loans under the $1,050,000 credit facility

     (14) Adjustment reflects the tax effect of the pro forma adjustments at the combined federal and state statutory rate of 40%.

     (15) The write-down of assets on DPS's books of $1,092,184 relates to the impairment of goodwill. If the acquisition of DPS had occurred on January 1, 1998, goodwill on DPS's books would have been eliminated. Therefore, the impairment charge for goodwill would not have existed. Net income excluding this impairment charge would have been $33,862, or $1.02 per basic share and $1.00 per diluted share.



                                       UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET

                                                                MARCH 31, 1999
                                           EXPRESS                         ACQUISITION
                                          SCRIPTS,                          PRO FORMA        PRO FORMA
                                             INC.              DPS         ADJUSTMENTS     CONSOLIDATED
                                                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
ASSETS:
Current assets:
  Cash..................................... $  115,838     $       --     $   (48,081)(1)   $   67,757
  Accounts receivable......................    446,453        120,884              --          567,337
  Intercompany receivable..................         --             --              --               --
  Other current assets.....................    100,836          2,904          (1,880)(2)      101,860
                                            ----------     ----------      -----------      ----------
    Total current assets...................    663,127        123,788         (49,961)         736,954
Property and equipment, net................     73,346         27,894         (19,602)(3)       81,638
Goodwill, net..............................    268,081        542,184         185,148(4)       995,413
Deferred income taxes......................         --        427,278        (427,278)(2)           --
Other assets...............................     92,396        279,583        (131,040)(5)      240,939
                                            ----------     ----------      -----------      ----------
    Total assets........................... $1,096,950     $1,400,727      $ (442,733)      $2,054,944
                                            ==========     ==========      ===========      ==========
LIABILITIES AND STOCKHOLDERS'
EQUITY:
Current liabilities:
  Current maturities of long-term
    debt................................... $   54,000     $       --     $   (49,350)(6)   $    4,650
  Claims and rebates payable...............    331,525        232,666              --          564,191
  Accounts payable.........................     65,715             --              --           65,715
  Accrued expenses.........................     71,666         35,609          11,619(7)       118,894
                                              ----------     ----------      -----------     -----------
    Total current liabilities..............    522,906        268,275         (37,731)         753,450
                                              ----------     ----------      -----------     -----------
Revolving debt.............................         --             --         140,000(6)       140,000
Term debt..................................    306,000             --         439,350(6)       745,350
Senior subordinated bridge credit
  facility.................................         --             --         150,000(6)       150,000
                                              ----------    -----------      -----------     -----------
    Total long-term debt...................    306,000             --         729,350        1,035,350
                                              ----------    -----------      -----------     -----------
Other long-term liabilities................        502             50              --              552
                                              ----------    -----------      -----------     -----------
    Total liabilities......................    829,408        268,325         691,619        1,789,352
Stockholders' equity.......................    267,542      1,132,402      (1,134,352)(8)      265,592
                                              ----------    -----------      -----------     -----------
    Total liabilities and
      stockholders' equity................. $1,096,950     $1,400,727     $  (442,733)      $2,054,944
                                            ==========     ===========    =============     ===========

__________

     (1) Adjustment reflects the use of $48,081 of our cash balances to fund the purchase of DPS.

     (2) Adjustment reflects the elimination of the historical deferred tax assets of DPS. As part of its acquisition, we will file an Internal Revenue Code sec. 338(h)(10) election. Accordingly, at March 31, 1999, the tax basis balance sheet and the book basis balance sheet are estimated to be the same, and therefore no deferred taxes are recognized with respect to DPS.

     (3) Adjustment reflects the fair value assigned to DPS property and equipment.

     (4) Adjustment reflects the excess of the purchase price of DPS over the estimated fair market value of the identified assets acquired. The purchase price of $700 million, plus an estimated $25 million in transaction costs, plus the assumption and incurrence of liabilities totalling $284,325 was preliminarily allocated in the following manner:


          Current assets.......                              $ 121,908
          Property and equipment                                 8,292
          Deferred financing fees                               19,483
          Customer contracts...                                132,310
          Goodwill.............                                727,332
          Liabilities..........                                284,325

     We anticipate assessing the value of all long-lived assets acquired where events or circumstances have occurred that indicate the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of an asset may not be receivable.

     (5) Adjustment reflects the following:

     - elimination of the unamortized deferred financing fees in the amount of 3,250 related to the extinguishment of our $440,000 credit facility

     - elimination of other intangible assets of DPS in the amount of $279,583

     - These eliminations were offset by $19,483 paid in deferred financing fees related to the $1,050,000 credit facility used to finance the DPS acquisition and the preliminary allocation of fair value to customer contracts in the amount of $132,310. We are in the process of establishing fair values for all identifiable assets and will adjust the fair value allocated to customer contracts accordingly when complete.

     (6) Adjustment reflects borrowings of $890,000 under our $1,050,000 credit facility and $150,000 under the senior subordinated bridge credit facility to finance the acquisition of DPS and which refinanced our existing outstanding debt of $360,000 under our $440,000 credit facility. The $1,050,000 credit facility consists of a $300,000 revolving credit facility, of which $140,000 has been borrowed, and a $750,000 term facility.

     (7) Adjustment reflects the reduction of taxes payable by $1,300 for the write-off of deferred financing fees, and the payment of accrued interest of $5,063 associated with the repayment of the $440,000 credit facility. These amounts were offset by accruals of $17,982 for transaction costs and an estimated $16,000 for other liabilities associated with the purchase of DPS, such as facility consolidation and employee transition costs, that we are presently identifying and evaluating.

     (8) Adjustment reflects the elimination of the DPS pre-acquisition equity balances and the write-off of our unamortized deferred financing fees of $1,950, net of tax, from our $440,000 credit facility as an extraordinary item. After the write-off of the unamortized deferred financing fees, net income after extraordinary items for the three months ended March 31, 1999 would have been $18,125, or $0.48 per basic share and $0.47 per diluted share.